SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        NEUTRAL POSTURE ERGONOMICS, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X}   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:


      __________________________________________________________________________
      2) Aggregate number of securities to which transaction applies:


      __________________________________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


      __________________________________________________________________________
      4) Proposed maximum aggregate value of transaction:


      __________________________________________________________________________
      5) Total Fee Paid:


      __________________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid: ____________________________________________
      2)    Form Schedule or Registration Statement No.: _______________________
      3)    Filing Party: ______________________________________________________
      4)    Date Filed: ________________________________________________________

                     [NEUTRAL POSTURE ERGONOMICS, INC. LOGO]


                        NEUTRAL POSTURE ERGONOMICS, INC.

Dear Shareholder:

You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Neutral Posture Ergonomics, Inc. (the "COMPANY") on Wednesday, November 10, 1999, at 11:00 a.m., local time. The meeting will be held at the Westin Park Central, 12070 Merit Drive, Dallas, Texas 75251.

At the meeting, you will be asked to consider and elect one director to serve until the 2002 Annual Meeting of Shareholders. Your Board of Directors has unanimously nominated this person for election as a director. You are also being asked to vote on the following items:

      (1) approval of the Neutral Posture Ergonomics, Inc. 1997 Omnibus Securities Plan;

      (2) ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 2000.

Information about the business of the meeting is set forth in the accompanying proxy statement, which you are urged to read carefully. During the meeting, I will review with you the affairs and progress of the Company over the last year. Officers of the Company will be present to respond to questions from shareholders.

The Board of Directors appreciates and encourages shareholder participation in the Company's affairs. Whether or not you plan to attend the meeting, please fill out, sign, date and return the enclosed proxy promptly in the envelope provided. Your shares will then be represented at the meeting. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

A copy of the Company's 1999 Annual Report on Form 10-KSB is also enclosed. On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                    Sincerely,

                                    /s/ REBECCA E. BOENIGK
                                        REBECCA E. BOENIGK
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

October 15, 1999

                        NEUTRAL POSTURE ERGONOMICS, INC.
                              3904 N. Texas Avenue
                               Bryan, Texas 77803
                            Telephone (409) 778-0502

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD WEDNESDAY, NOVEMBER 10, 1999

The Annual Meeting of Shareholders of Neutral Posture Ergonomics, Inc., a Texas corporation (the "COMPANY"), will be held at the Westin Park Central, 12070 Merit Drive, Dallas, Texas 75251., on Wednesday, November 10, 1999 at 11:00 a.m., local time, for the following purposes:

      (1) To elect one person as a Class II director to serve until the 2002 Annual Meeting of Shareholders and until her successor is duly elected and qualified;

      (2) To approve the Neutral Posture Ergonomics, Inc. 1997 Omnibus Securities Plan;

      (3) To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 2000; and

      (4) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on September 30, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof. Only shareholders of record at the close of business on September 30, 1999 are entitled to notice of, and to vote at, such meeting. A complete list of shareholders entitled to vote at the meeting will be available for examination at 3904 N. Texas Avenue, Bryan, Texas 77803, for ten days prior to the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE ENCOURAGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

                                  BY ORDER OF THE BOARD OF DIRECTORS,

                                  /s/ JAYE E. CONGLETON
                                      JAYE E. CONGLETON
                                      EXECUTIVE VICE PRESIDENT - PRODUCT
                                      DEVELOPMENT AND SECRETARY
Bryan, Texas
October 15, 1999

                        NEUTRAL POSTURE ERGONOMICS, INC.
                              3904 N. Texas Avenue
                               Bryan, Texas 77803
                            Telephone (409) 778-0502

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD WEDNESDAY, NOVEMBER 10, 1999

                    SOLICITATION AND REVOCABILITY OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Neutral Posture Ergonomics, Inc., a Texas corporation (the "COMPANY"), for use at the Annual Meeting of Shareholders of the Company to be held at the Westin Park Central, 12070 Merit Drive, Dallas, Texas 75251, on Wednesday, November 10, 1999 (the "ANNUAL MEETING") at 11:00 a.m., local time, and at any and all adjournments or postponements thereof. The approximate date on which this proxy statement and accompanying proxy card are first being sent or given to shareholders is October 15, 1999.

Shares represented by each proxy, if properly executed and returned to the Company prior to the Annual Meeting, will be voted as directed

      o     "FOR" the election of the one Class II director;

      o     "FOR" the approval of the Neutral Posture Ergonomics, Inc.
            1997 Omnibus Securities Plan (the "OMNIBUS SECURITIES PLAN"); and

      o "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending June 30, 2000.

A shareholder executing a proxy may revoke it at any time before it is voted through any of the following actions:

      (1)   by giving written notice to the Secretary of the Company;

      (2)   by subsequently executing and delivering a later dated proxy; or

      (3) by voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy).

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY

On September 30, 1999, the record date for determining shareholders entitled to vote at the Annual Meeting, there were outstanding 3,308,800 shares of common stock, par value $.01 per share. Each share of common stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the shareholders at the Annual Meeting. The affirmative vote of a plurality of the shares of common stock present or represented at the Annual Meeting is required to elect the Class II director and the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting is required to approve each of the other matters to be voted upon at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. With respect to each of the other matters to be voted upon at the Annual Meeting, shareholders may abstain from voting. Abstentions will be counted as present for such purposes, but will have the effect of a negative vote on such proposals because such proposals require the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting.

Brokers who hold shares in street name for customers may vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive such instructions may vote on the election of directors and the other proposals to be voted upon at the Annual Meeting. A broker non-vote will have no effect on the outcome of the election of directors or the other proposals to be voted upon at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 30, 1999 certain information with regard to the beneficial ownership of the common stock by:

      (1) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding common stock;

      (2)   each director of the Company;

      (3)   each executive officer of the Company; and

      (4)   all directors and executive officers of the Company as a group.

Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated.

                                                     SHARES OWNED BENEFICIALLY
                                                     -------------------------
NAME AND ADDRESS                                     NUMBER           PERCENT
----------------                                     ------           -------
DIRECTORS AND EXECUTIVE OFFICERS:
Rebecca E. Boenigk (1)(2) ...................        916,510           27.7%
Jaye E. Congleton (1)(3) ....................        814,440           24.6%
EXECUTIVE OFFICERS:
David W. Ebner (1) ..........................         60,100            1.8%
Gregory A. Katt (1)(4) ......................         11,600              *
Mark E. Benden (1)(5) .......................          9,850              *
Danny D. Skeen (1)(6) .......................            350              *
DIRECTORS:
Maryla R. Fitch (7) .........................          7,000              *
Ronald L. Jones (8) .........................          5,500              *
Dr. Cynthia Pladziewicz (9) .................          7,500              *
James W. Thompson (10) ......................          6,000              *
ALL DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP (10 PERSONS) .....................      1,838,850           55.1%
FIVE PERCENT SHAREHOLDERS:
Lord, Abbett, & Co. (11) ....................        313,000(11)       9.75%(11)
Rebecca E. Boenigk (1)(2) ...................        916,510           27.7%
Jaye E. Congleton (1)(3) ....................        814,440           24.6%

 *     Less than 1%.

(1) The business address for the named person is 3904 N. Texas Avenue, Bryan, Texas 77803.

(2) Includes an aggregate of 18,900 shares in Mrs. Boenigk's daughter's and son's UGMA account, of which Mrs. Boenigk's husband is the custodian. Does not include the shares owned by Mrs. Boenigk's mother, Jaye E. Congleton, as to which Mrs. Boenigk disclaims beneficial ownership.

(3) Includes an aggregate of 4,700 shares in Mrs. Congleton's grandchildren's UGMA accounts, of which Mrs. Congleton is the custodian. Does not include the shares owned by Jaye E. Congleton's daughter, Rebecca E. Boenigk, as to which Mrs. Congleton disclaims beneficial ownership.

(4)    Includes 6,250 shares issuable upon exercise of stock options.

(5)    Includes 3,750 shares issuable upon exercise of stock options.

(6)    Includes 250 shares issuable upon exercise of stock options.

(7) The business for the named person is 175 Linfield Drive, Menlo Park, California 94025. Includes 5,000 shares issuable upon exercise of stock options.

(8) The business address for the named person is One Office Parkway, Trinity, North Carolina 27370. Includes 250 shares owned by his spouse to which Mr. Jones disclaims beneficial ownership and includes 5,000 shares issuable upon exercise of stock options.

(9) The business address for the named person is 3707 Gaston Avenue, Suite 418, Dallas, Texas 75246 and includes 5,000 shares issuable upon exercise of stock options.

(10) The business address for the named person is 13333 Northwest Freeway, Houston, Texas 77040 includes 5,000 shares issuable upon exercise of stock options.

(11) Based upon a Schedule 13G filed with the Securities and Exchange Commission by such beneficial owner on February 16, 1999, the business address for such beneficial owner is 767 Fifth Avenue, New York, New York 10153. According to such Schedule 13G, Lord, Abbett & Co., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, holds sole dispositive and voting power with respect to all such shares.

                                   PROPOSAL 1
                              ELECTION OF DIRECTOR

The Company's Articles of Incorporation divide the Board of Directors into three classes. The term of office of the Class II directors expire at the Annual Meeting. The Class III directors will serve until the 2000 Annual Meeting of Shareholders, and the Class I directors will serve until the 2001 Annual Meeting of Shareholders.

It is intended that the name of the nominee listed below will be placed in nomination and that the persons named in the proxy will vote for her election. The nominee has consented to being named in this proxy statement and to serve if elected. If the nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that the nominee will be unavailable.

                                     NOMINEE
                       CLASS II -- TERM TO EXPIRE IN 2002

NAME                                     AGE   CURRENT POSITION
----                                     ---   ----------------
Jaye E. Congleton                        55    Executive Vice President- Product
                                               Development, Secretary and
                                               Director

                         DIRECTORS CONTINUING IN OFFICE
                       CLASS III -- TERM TO EXPIRE IN 2000

NAME                                     AGE   CURRENT POSITION
----                                     ---   ----------------
Rebecca E. Boenigk                       35    Chairman of the Board,
                                               Chief Executive Officer and
                                               Director

James W. Thompson                        48    Director

                        CLASS I - TERM TO EXPIRE IN 2001

NAME                                     AGE   CURRENT POSITION
----                                     ---   ----------------
Maryla R. Fitch                          52    Director

Dr. Cynthia Pladziewicz                  42    Director


In May 1999, David W. Campbell resigned from his position as President and a director of the Company. See "Certain Transactions - Resignation of Mr. Campbell and Release Agreement." In August 1999, Ronald L. Jones notified the Board of Directors of his intent not to stand for reelection at the Annual Meeting.

Set forth below is a description of the background of each of the directors continuing in office and the nominee for director of the Company.

REBECCA E. BOENIGK co-founded the Company in 1990 with Jaye E. Congleton and has served as Chairman of the Board since 1990 and Chief Executive Officer since 1996 and served as President from 1990 to 1996. She currently serves in the class of directors whose terms expire at the 2000 Annual Meeting of Shareholders. Mrs. Boenigk also serves on the Industry Advisory Board of the National Science Foundation Industry/University Cooperative Research Center in Ergonomics at Texas A&M University. Mrs. Boenigk is a member of the Human Factor and Ergonomic Society. In 1997, Mrs. Boenigk was awarded, along with her mother, Mrs. Congleton, Ernst and Young's Entrepreneur of the Year award in manufacturing in the Houston region. Mrs. Boenigk is the daughter of Mrs. Congleton, a director and officer of the Company, and Dr. Jerome Congleton, a consultant to the Company.

JAYE E. CONGLETON co-founded the Company in 1990 with Rebecca E. Boenigk and has served as a director, Executive Vice President - Product Development and Secretary of the Company since April 1998 and also served as a director, Executive Vice President and Secretary from 1990 to August 1997. Mrs. Congleton currently serves in the class of directors whose terms expire at the 1999 Annual Meeting of Shareholders. In 1997, Mrs. Congleton was awarded, along with her daughter, Mrs. Boenigk, Ernst and Young's Entrepreneur of the Year award in manufacturing in the Houston region. Mrs. Congleton is the mother of Mrs. Boenigk, the Chairman of the Board and Chief Executive Officer of the Company, and the spouse of Dr. Jerome Congleton, a consultant to the Company.

MARYLA R. FITCH has served as a director of the Company since April 1998 and serves in the class of directors whose terms expire at the 2001 Annual Meeting of Shareholders. Mrs. Fitch has served as Vice President, Corporate Relations and Secretary of Consolidated Freightways Corporation, a freight transportation company, since December 1996 when it was spun-off as a publicly-traded company. From 1991 to 1996, Mrs. Fitch served as Vice President, Investor Relations and Secretary of CNF Transportation Inc., former parent of Consolidated Freightways Corporation.

DR. CYNTHIA PLADZIEWICZ has served as a director of the Company since August 1997 and serves in the class of directors whose terms expire at the 2001 Annual Meeting of Shareholders. Since October 1995, Dr. Pladziewicz has worked as a psychologist in private practice. She conducts psychological assessments and pre-surgical psychological screenings, leads psycho-educational and support groups focused on pain management and consults with physicians and hospitals regarding patient treatment related to spine surgery and other medical programs. Dr. Pladziewicz is an attorney who served of counsel to Thompson & Knight, P.C. from 1991 to June 1997. She is an adjunct professor at Southern Methodist University where she teaches classes related to law and psychology.

JAMES W. THOMPSON has served as a director of the Company since August 1997 and serves in the class of directors whose terms expire at the 2000 Annual Meeting of Shareholders. Since December 1994, Mr. Thompson has served as President, Chief Executive Officer and director of Vallen Corporation, a publicly held distributor of industrial safety and health products designed for the protection of the individual worker and the workplace environment. Mr. Thompson joined Vallen Corporation in June 1994 as President and Chief Executive Officer of Vallen Safety Supply Company. From 1991 to 1994, Mr. Thompson was the Senior Group Vice President of Westburne, Inc., a publicly traded distributor of electrical plumbing, HVAC and telecommunications equipment.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a plurality of the shares represented at the meeting and entitled to vote is required to elect the nominee for director named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR NAMED ABOVE.

                      MEETINGS OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board of Directors. The Board meets to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met six times during fiscal year 1999. During fiscal year 1999, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period.

The Board of Directors has established audit and compensation committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during fiscal year 1999 are described below. The Board of Directors does not have a standing nominating committee.

AUDIT COMMITTEE. The Board of Directors has a standing audit committee (the "AUDIT COMMITTEE") which provides the opportunity for direct communications between the independent public accountants and the Board of Directors. The Audit Committee meets with the certified public accountants periodically to review their effectiveness during the annual audit program and to discuss the Company's internal control policies and procedures. The members of the Audit Committee are currently Ms. Fitch, Dr. Pladziewicz and Mr. Jones. The Audit Committee met one time during fiscal year 1999.

COMPENSATION COMMITTEE. The Board of Directors also has a standing compensation committee (the "COMPENSATION COMMITTEE") that provides recommendations to the Board of Directors regarding salaries and other compensation of executive officers of the Company. The members of the Compensation Committee are currently Dr. Pladziewicz and Messrs. Jones and Thompson. The Compensation Committee met three times during fiscal year 1999.

                            COMPENSATION OF DIRECTORS

Directors who are not also employees of the Company receive options to purchase 5,000 shares of common stock at an exercise price equal to the fair market value of the common stock upon joining the Board of Directors. Such options vest one year after the date of grant. Directors are also paid a fee of $1,000 per board meeting attended and $750 per board committee meeting attended and are reimbursed for out-of-pocket expenses incurred for attendance at such meetings. Other than with respect to reimbursement of expenses, directors who are employees of the Company do not receive additional compensation for their services as a director.

                                   PROPOSAL 2
                APPROVAL OF THE NEUTRAL POSTURE ERGONOMICS, INC.
                          1997 OMNIBUS SECURITIES PLAN

GENERAL

The Board of Directors adopted and approved the Omnibus Securities Plan effective as of September 22, 1997. The Company's shareholders at the time also approved the Omnibus Securities Plan. Under the Omnibus Securities Plan, an employee (including an employee who is also a director or an officer), director or consultant of the Company whose judgment, initiative and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to receive awards ("AWARDS") under the Omnibus Securities Plan at the discretion of the Compensation Committee.

The Omnibus Securities Plan is being submitted for shareholder approval at the Annual Meeting because under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), shareholder approval is necessary in order for performance payments to certain executive officers to be deductible by the Company for federal income tax purposes. Section 162(m) imposes a $1 million limit on the deductibility of compensation paid to certain executive officers. Shareholder approval of the Omnibus Securities Plan will enable Awards made under the Omnibus Securities Plan to be excluded in calculating the $1 million limit.

The provisions of the Omnibus Securities Plan are summarized below. All such statements are qualified in their entirety by reference to the full text of the Omnibus Securities Plan, which is attached hereto as APPENDIX A.

Nothing in the Omnibus Securities Plan or in any Award grant pursuant to it confers upon any employee any right to continue in the employ of the Company.

The proceeds from the sale of common stock pursuant to the exercise or payment for Awards under the Omnibus Securities Plan will be added to the general funds of the Company and used for general corporate purposes. The holder of an award granted pursuant to the Omnibus Securities Plan does not have any of the rights or privileges of a shareholder, except with respect to shares that have been actually issued.

PURPOSE

The purposes of the Omnibus Securities Plan are:

      (1) to attract and retain the services of key management employees of the Company and its subsidiaries;

      (2) to provide such employees with a proprietary interest in the Company;

      (3)   to increase the interest of such employees in the Company's welfare;

      (4) to furnish an incentive to such employees to continue their services for the Company; and

      (5) to provide a means through which the Company may attract able persons.

ELIGIBILITY

Employees (including employees who are also directors or officers), directors or consultants of the Company whose judgment, initiative and efforts contributed or may be expected to contribute to the successful performance of the Company are eligible to be granted Awards, under the Omnibus Securities Plan at the discretion of the Compensation Committee; provided, that only employees are eligible to receive incentive stock options.

The Company had approximately 87 employees, four directors and one consultant, at the date of this proxy statement, all of whom are eligible to participate in the Omnibus Securities Plan.

SHARES

The aggregate number of shares of common stock that may be issued under the Omnibus Securities Plan is 200,000 shares. The unexercised portion of any terminated, expired, exchanged, or forfeited Award or an Award settled in cash in lieu of shares, shall be available for further Awards under the Omnibus Securities Plan.

ADMINISTRATION

The Omnibus Securities Plan is interpreted and administered by the Compensation Committee of the Board of Directors, which must be comprised solely of at least two outside directors of the Company. Each member of the Compensation Committee must also be at the time of his appointment and while serving as a member thereof a "NON-EMPLOYEE DIRECTOR" as such term is defined in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended ("1934 ACT").

The Compensation Committee has full authority, in its discretion, to:

      (1) determine and designate the eligible persons to whom Awards will be granted;

      (2) determine the nature, amount, pricing, timing and other terms of the Award;

      (3)   interpret the Omnibus Securities Plan;

      (4) prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Omnibus Securities Plan; and

      (5) make such other determinations and take such other actions as it deems necessary or advisable in the administration of the Omnibus Securities Plan.

The types of Awards which the Compensation Committee has authority to grant consist of:

      (1)   incentive stock options;

      (2)   non-qualified stock options;

      (3)   restricted stock; and

      (4)   stock appreciation rights.

AWARDS

GENERAL. No participant may receive during any fiscal year Awards covering an aggregate of more than 100,000 shares of common stock.

No portion of any Award may be exercised after the expiration of ten years from its date of grant. However, if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary) and an incentive stock option is granted to such employee, the term of such incentive stock option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS. The option price for each stock option is determined by the Compensation Committee. The option price for a non-qualified stock option shall be such price as determined by the Compensation Committee; provided, however, such option price shall not be less than the par value per share of the common stock. The option price for an incentive stock option shall be at least 100% of the fair market value of the share on the date of grant. If an incentive stock option is granted to an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of the common stock on the date of grant. Under the Omnibus Securities Plan, fair market value for a particular date is generally the closing price per share of the common stock on such date.

The Compensation Committee may not grant incentive stock options under the Omnibus Securities Plan to any employee which would permit the aggregate fair market value of the common stock with respect to which incentive stock options (under this and any other plan of the Company and its subsidiaries) are exercisable for the first time by such employee during any calendar year to exceed $100,000.

A stock option may be exercised in whole or in part according to the terms of the stock option agreement by delivery of written notice of exercise to the Company specifying the number of shares to be purchased and the date of exercise. The exercise price for each stock option may be paid by the participant as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) common stock owned by the participant on the exercise date, valued at its fair market value on the exercise date, (c) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of common stock purchased upon exercise of the stock option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or
(d) in any other form of valid consideration that is acceptable to the Compensation Committee in its sole discretion. Fractional shares are not issued upon exercise of a stock option.

Subject to the foregoing and the other provisions of the Omnibus Securities Plan, stock options granted under the Omnibus Securities Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Compensation Committee. SEE "AWARD AGREEMENTS" below.

RESTRICTED STOCK. Restricted stock may be awarded by the Compensation Committee subject to such conditions and restrictions as the Compensation Committee deems appropriate at the time of grant. Conditions may be based on, among other things, achievement of pre-established performance goals and objectives.

A participant can exercise an Award of restricted stock by delivering a written notice to the Compensation Committee setting forth the number of shares of common stock with respect to which the Award of restricted stock is to be exercised and the date of exercise thereof which shall be at least three days after giving such notice unless an earlier time shall have been mutually agreed upon. On the exercise date, the participant shall deliver to the Company consideration with a value equal to the total restricted stock price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) by the participant delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the participant chooses to pay the purchase price as so provided, the participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Compensation Committee shall prescribe as a condition of such payment procedure, or (c) in any other form of valid consideration that is acceptable to the Compensation Committee in its sole discretion.

The participant shall pay the Company an amount at least equal to the par value of the common stock awarded to the participant. From the date a participant becomes the holder of record of restricted stock, a participant has all the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

The terms and conditions of Awards in the form of restricted stock are set forth in an Award agreement.

STOCK APPRECIATION RIGHTS. The Compensation Committee may in its discretion grant stock appreciation rights to participants in the Omnibus Securities Plan. Stock appreciation rights entitle the holder, upon exercise of the right, to receive cash or common stock from the Company equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the exercise price of the stock appreciation right, multiplied by the number of shares covered by the stock appreciation right, or portion thereof, which is exercised. The number of shares of common stock, if any, payable to a participant upon exercise of a stock appreciation right is determined by reference to the fair market value of the common stock on the date of exercise.

Stock appreciation rights may be exercised by the delivery of written notice to the Compensation Committee setting forth the number of shares of common stock with respect to which the stock appreciation rights are to be exercised and the date of exercise thereof shall be at least three days after giving such notice unless an earlier time shall have been mutually agreed upon.

Stock appreciation rights may be granted in tandem with any other Award under the Omnibus Securities Plan. In the event a stock appreciation right is granted in tandem with a stock option, the stock appreciation right will be exercisable only to the extent the related stock option is exercisable. The exercise of the stock appreciation right will result in the termination, to the extent of such exercise, of the related stock option and vice versa.

The price for a stock appreciation right for any share of common stock shall be at least 100% of the fair market value of the share on the date of grant.

All stock appreciation rights granted to participants who are directors, officers or ten percent or greater shareholders of the Company shall be subject to the short-swing profit rules promulgated under Section 16 of the 1934 Act. The terms and conditions of Awards in the form of stock appreciation rights are set forth in Award agreements.

AWARD AGREEMENTS

Awards under the Omnibus Securities Plan are evidenced by Award agreements that specify the terms and conditions of the Award. Award agreements contain terms relating to:

      (1)   type of Award granted;

      (2)   date of grant;

      (3)   total number of shares of common stock subject to the Award;

      (4)   option price (if applicable);

      (5)   Award period;

      (6)   time for exercise; and

      (7) other terms, provisions, limitations and performance requirements as are approved by the Compensation Committee, but not inconsistent with the Omnibus Securities Plan.

ADJUSTMENT

In the case of any stock dividend, stock split, share combination, exchange, recapitalization or other similar event or occurrence, of or by the Company, the Compensation Committee shall make appropriate adjustments to the number of shares subject to purchase or award and the purchase price under outstanding Awards to prevent the dilution or enlargement of rights. In addition, if such an event occurs, the number and kind of shares that may be offered under the Omnibus Securities Plan will be proportionately adjusted by the Compensation Committee.

In the event the Company dissolves, liquidates, winds up its affairs or transfers a significant portion of its assets to another entity, then under certain circumstances, a holder of an option will be entitled to receive, in lieu of each share of common stock of the Company which such participant would have been entitled to receive under the Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of common stock of the Company.

In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of common stock subject to the unexercised portions of such outstanding Awards, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the shareholders of the Company in respect to each share of common stock held by them, such outstanding Awards to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Awards may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the 30 day period next preceding such effective date of all of the shares of common stock subject to such outstanding Awards.

CHANGE OF CONTROL

In the event of a Change of Control (as defined in the Omnibus Securities Plan), all unmatured installments of Awards outstanding shall thereupon automatically be accelerated and exercisable in full. The determination of the Compensation Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

AMENDMENT AND TERMINATION OF THE PLAN

The Omnibus Securities Plan terminates on September 22, 2007. The Omnibus Securities Plan provides that the Company's Board of Directors may, from time to time, amend, suspend or discontinue the Omnibus Securities Plan without the consent of the participants; provided that the Board shall seek shareholder approval to the extent it deems necessary to maintain an exemption under 162(m) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

The Omnibus Securities Plan is not a "qualified plan" within the meaning of
Section 401 of the Code. Recipients of cash Awards under the Omnibus Securities Plan will recognize ordinary income equal to the amount of the Award and recipients of Awards of common stock will recognize ordinary income equal to the fair market value of the common stock on the date of Award. Employees will also recognize capital gain or loss upon the subsequent disposition of the shares of common stock equal to the difference between the sale price of the shares and the fair market value of the shares on the date of Award. Any such capital gain or loss generally will be deemed to be a short-term capital gain or loss unless the shares are held as a capital asset for at least one year prior to their sale.

Long-term capital gains are currently taxed at a maximum rate of 20% and short-term capital gains are currently taxed as ordinary income. Ordinary income is currently taxed at five different marginal rates, ranging from 15% to 39.6%, depending upon a taxpayer's income level.

In certain cases, the Company will be entitled to report as a compensation expense an amount equal to the amount awarded in cash or the fair market value of the shares awarded. The Company is required to withhold federal, state or local taxes at applicable rates from Awards made, and under certain circumstances the Company may satisfy its withholding obligations by withholding appropriate amounts from other compensation payable by the Company to the recipient of the Award.

The foregoing statements are based upon current federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, change. Each participant is urged to consult his or her personal tax advisor to determine the specific tax consequences to him or her of the Omnibus Securities Plan.

The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of Awards under present law.

INCENTIVE STOCK OPTIONS. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or at the time of exercise of an incentive stock option. However, the exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year.

Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by an optionee because of a "disqualifying disposition," the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

NON-QUALIFIED STOCK OPTIONS. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a non-qualified stock option. Upon the exercise of a non-qualified stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the optionee in the year of exercise. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

RESTRICTED STOCK. A recipient of restricted stock will not recognize any taxable income for Federal income tax purposes in the year of the Award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the Award in an amount equal to the fair market value of the shares on the date of the Award, determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

STOCK APPRECIATION RIGHTS. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of stock appreciation rights. Any cash received in payment of stock appreciation rights will be treated as compensation received by the optionee in the year in which the optionee receives the cash payment. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

OTHER TAX MATTERS. The exercise by a recipient of a stock option or the lapse of restrictions on restricted stock in certain circumstances, may result in:

      (1) a 20% Federal excise tax (in addition to Federal income tax) to the recipient on certain payments of common stock or cash resulting from such exercise or deemed earnout of performance units or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and

      (2) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

NEW PLAN BENEFITS

It is not possible to determine the number of shares that will in the future be awarded under the Omnibus Securities Plan to any particular individual. However, set forth below are the number of options that were granted to the persons listed below during fiscal year 1999 under the terms of the Omnibus Securities
Plan:

NAME AND POSITION                       DOLLAR VALUE      NUMBER OF OPTIONS
-----------------                       ------------      -----------------
Danny Skeen, Vice President - Sales        $4.00                1,000

All current executive officers
(as a group)                               $4.00                1,000

All current directors who are not
also executive officers (as a group)         -                    -

All employees, including non-executive
officers (as a group)                      $2.63                3,000


VOTE REQUIRED FOR APPROVAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL.



                                   PROPOSAL 3
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending June 30, 2000, subject to shareholder ratification. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                             EXECUTIVE COMPENSATION

The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years 1997, 1998 and 1999, with respect to those persons who were during fiscal year 1999 (1) the Chief Executive Officer and (2) the other executive officer of the Company that earns over $100,000 per year (collectively, with the Chief Executive Officer, the "NAMED EXECUTIVE OFFICERS").

                                                                    LONG TERM
                                            ANNUAL COMPENSATION    COMPENSATION
                                            -------------------    ------------
                                                                    ALL OTHER
NAME AND PRINCIPAL POSITION    FISCAL YEAR   SALARY     BONUS(1)   COMPENSATION
---------------------------    -----------  --------   --------    ------------
Rebecca E. Boenigk .........      1999      $200,000   $ 20,614    $ 14,960(2)
   Chairman of the Board and      1998       200,000          0      14,960(3)
   Chief Executive Officer .      1997       200,000     78,179      13,938(4)

David W. Campbell ..........      1999       105,000          0     272,486(6)
   President ...............      1998       135,000          0      11,480(7)
                                  1997       120,000     50,406       6,100(8)


(1) Represents performance bonuses actually received for the fiscal year indicated. Such bonuses are typically received in September for the prior fiscal year.
(2) Amount consists of (i) the estimated dollar value of the benefit to the executive officer of Company-paid premiums on split-dollar life insurance policies on the life of the executive in the amount of $12,000 and (ii) the estimated dollar value of the benefit to the executive officer of the personal use of the Company's automobile in the amount of $2,960.
(3) Amount consists of (i) the estimated dollar value of the benefit to the executive officer of Company-paid premiums on split-dollar life insurance policies on the life of the executive in the amount of $12,000 and (ii) the estimated dollar value of the benefit to the executive officer of the personal use of the Company's automobile in the amount of $2,960.
(4) Amount consists of (i) the estimated dollar value of the benefit to the executive officer of Company-paid premiums on split-dollar life insurance policies on the life of the executive in the amount of $12,000 and (ii) the estimated dollar value of the benefit to the executive officer of the personal use of the Company's automobile in the amount of $1,938.
(5) David Campbell resigned from the Company in May 1999.
(6) Amount represents (i) the estimated dollar value of the benefit to the executive officer and his spouse of Company-paid premiums on life insurance policies on the life of the executive in the amount of $3,080; (ii) the auto allowance paid to the executive officer in the amount of $8,400 and (iii) severance payments paid by the Company. See "Certain Transactions - Resignation of Mr. Campbell and Release Agreement."
(7) Amount represents (i) the estimated dollar value of the benefit to the executive officer and his spouse of Company-paid premiums on life insurance policies on the life of the executive in the amount of $3,080 and (ii) the auto allowance paid to the executive officer in the amount of $8,400.
(8) Amount represents the estimated dollar value of the benefit to the executive officer and his spouse of Company-paid premiums on life insurance policies on the life of the executive.

STOCK OPTIONS. There were no stock options granted to the Company's Named Executive Officers during fiscal year 1999. The following table shows for each of the named executive officers the number of shares covered by both exercisable and non-exercisable stock options as of June 30, 1999, and the values for "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the Year-end value of the Common Stock.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                           NUMBER OF SHARES UNDERLYING       VALUE OF UNEXERCISED
                                              UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                   SHARES        VALUE         AT JUNE 30, 1999                 JUNE 30, 1999
                 ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
    NAME         EXERCISE (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------   -----------   ---------   -----------   -------------   -----------   -------------
David Campbell     100,000     $ 277,500     $  0              0           $  0              0


EMPLOYMENT AND CONSULTING CONTRACTS. The Company has entered into employment agreements with Rebecca E. Boenigk, the Company's Chairman of the Board and Chief Executive Officer, David W. Ebner, the Company's Vice President of Operations, and Gregory A. Katt, the Company's Vice President and Chief Financial Officer, for a term expiring on July 1, 2000, subject to automatic one-year extensions unless either party gives 90 days written notice of its intention not to renew. The agreement with Mrs. Boenigk provides for a base salary of $200,000, with an annual bonus based on the attainment of targets set by the Board of Directors. Mrs. Boenigk's employment agreement provides that if she is terminated by the Company without cause or for nonperformance due to disability or if she terminates because of breach of the agreement by the Company then Mrs. Boenigk will receive:

    (1)     all accrued salary, if applicable;

    (2)     employment benefits for 12 months;

    (3)     an amount equal to twice her base salary for the preceding year; and

    (4)     an amount equal to her bonus for the preceding year.

The agreement with Mr. Ebner provides for a base salary that is $80,450 and an annual bonus based on the attainment of targets set by the Board of Directors. The agreement with Mr. Katt provides for a base salary that is currently $84,000 and an annual bonus based on the attainment of targets set by the Board of Directors. Each of Mr. Ebner's and Mr. Katt's employment agreements provides that if he is terminated by the Company without cause or for nonperformance due to disability or if he terminates because of breach of the agreement by the Company then he will receive:

    (1)     all accrued salary, if applicable;

    (2)     employment benefits for 12 months;

    (3)     an amount equal to his base salary for the preceding year; and

    (4)     an amount equal to 50% of his bonus for the preceding year.

Officers' salaries may be increased at the discretion of the Board of Directors. All agreements contain non-compete (during the term of the agreement and for a specified term ranging from 12 to 18 months thereafter) and confidentiality provisions.

David W. Campbell resigned from the Company as President and as a member of its Board of Directors on May 17, 1999 and entered into a Bill of Sale and Release Agreement with the Company on the same date. Such agreement superceded Mr. Campbell's employment agreement, dated as of July 1, 1997, between the Company and Mr. Campbell. See "Certain Transactions - Resignation of Mr. Campbell and Release Agreement."

In addition, the Company has entered into a Consulting Agreement, dated as of July 1, 1997, with Dr. Jerome Congleton. Pursuant to this agreement, which terminates on July 1, 2007, Dr. Congleton receives an annual fee of $35,000; provided that Dr. Congleton will receive an annual fee of $90,000, prorated for any partial service, if Jaye E. Congleton is terminated from the Company or if her compensation is decreased. Dr. Congleton agrees to assign to the Company all right, title and interest in and to any inventions, designs, improvements or discoveries during the term of the agreement. The agreement may be terminated at any time by the written mutual agreement of Dr. Congleton and the Company or by either party in the event that the other party has committed a material breach of any of the provisions of the agreement. For the term of the agreement and for a period of 18 months from the last day of the term of the agreement, Dr. Congleton agrees not to participate in any manner in any business that is involved in the design, manufacturing, distribution or sale of ergonomic chairs and any other office products in any state or country where the Company is engaged in business or where Dr. Congleton has been involved in strategic planning on behalf of the Company. The agreement also contains non-solicitation and confidentiality provisions.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION
                            IN COMPENSATION DECISIONS

There were no reportable business relationships between the Company and the members of the Compensation Committee in fiscal year 1999.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's directors, executive officers and beneficial owners of more than 10% of the common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based solely upon its review of the copies of such forms received by it and its knowledge that no Form 5s were required from reporting persons, the Company believes that all such reports were submitted on a timely basis during fiscal year 1999.

                              CERTAIN TRANSACTIONS

RESIGNATION OF MR. CAMPBELL AND RELEASE AGREEMENT. In June 1996 and April 1997, the Company made loans pursuant to notes in the amounts of $32,225 and $106,225, respectively, to David W. Campbell, the former President and a former director of the Company. The Company received the notes pursuant to the terms of an option agreement with Mr. Campbell to cover a portion of the exercise price of stock options to purchase 200,000 shares of common stock at an exercise price of $.22 1/2 and to cover the related tax effects. The recourse notes bore interest at a rate of 7.5% per annum and were to mature on December 31, 2000 and December 31, 2001, respectively. On May 17, 1999, Mr. Campbell resigned from his position as President and as a director of the Company. In connection with his resignation, the Company and Mr. Campbell entered into a Bill of Sale and Release Agreement (the "RELEASE AGREEMENT") dated May 17, 1999. Pursuant to the terms of the Release Agreement, the Company will pay Mr. Campbell $71,000 in semi-monthly amounts which began on May 30, 1999 until December 31, 1999. In addition, Mr. Campbell transferred (1) options dated April 1, 1996 to purchase 100,000 shares of common stock of the Company, and (2) 137,000 shares of common stock in exchange for delivery by the Company the following: (1) $256,634, and
(2) the extinguishment and repayment in full of all amounts owed the Company by Mr. Campbell (x) under that certain Promissory Note in the original principal amount of $32,225, dated as of June 30, 1996, issued by Mr. Campbell in favor of the Company plus interest owed in the amount of $6,949, (y) under that certain Promissory Note in the original principal amount of $106,225, dated as of April 30, 1997, issued by Mr. Campbell in favor of the Company plus interest owed in the amount of $16,266, and (z) for $5,000 moving expense that the Company provided to Mr. Campbell. In addition, Mr. Campbell sold his remaining 63,000 shares of common stock to other executive officers of the Company for a total of $133,875.

COMPANY LOANS. In June 1996, the Company made a loan pursuant to a note in the amount of $32,225 to Mr. Ebner, Vice President of Operations of the Company. The Company received the note pursuant to the terms of an option agreement with Mr. Ebner to cover a portion of the exercise price of stock options to purchase 100,000 shares of common stock at an exercise price of $.22 1/2 per share and to cover the related tax effects. This recourse note bears interest at a rate of 7.5% per annum and matures on December 31, 2000.

ROYALTIES. In March 1997, Dr. Congleton, a consultant to the Company, assigned the rights, title and interest in the patent covering most of the chair models in the Neutral Posture char line (the "PATENT") to the Company in exchange for $30,000 and 25% of net royalties collected by the Company from third parties for products manufactured, used or sold under license or sublicense of the Patent. On September 3, 1998, the District Court of Brazos County rescinded the original assignment of the Patent from Dr. Congleton to the Company; however, the Court invited Dr. Congleton to re-executed the assignment of the Patent to the Company subject to any restrictions arising out of an earlier settlement agreement. The assignment was re-executed on September 3, 1998. Dr. Congleton also has a written agreement with the

Company that grants him a perpetual 3% royalty (exclusive of Texas A&M University's royalty to Dr. Congleton) on the net sales of every ComputERGO(TM) sold by the Company.

CONSULTING AGREEMENT. Dr. Congleton has entered into a consulting agreement with the Company. Dr. Congleton's fee is subject to adjustment upon the occurrence of certain events. See "Executive Compensation - Employment and Consulting Agreements."

FUTURE TRANSACTIONS. Although the Company has no present intention to do so, it may in the future enter into other transactions incident to its business with its directors, officers, shareholders and other affiliates. The Company's policy is that any transaction in the future with an affiliated entity, executive officer, shareholder or director will be subject to review and approval by a majority of the Company's directors who have no interest in the transaction and such transaction will be on no less favorable terms than the Company could obtain from unaffiliated parties.

                              SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders and desired to be included in the Company's proxy statement for that meeting must be received by the Chief Executive Officer, Neutral Posture Ergonomics, Inc., 3904 N. Texas Avenue, Bryan, Texas 77803, no later than June 17, 2000, in order to be included in such proxy statement. If notice of any other shareholder proposal intended to be presented at the 2000 Annual Meeting of Shareholders is not received by the Company on or before August 31, 2000, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

                                     GENERAL

The 1999 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-KSB, has been mailed to the Company's shareholders with this mailing. The Annual Report does not form any part of the material for the solicitation of proxies.

The expense of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegram. The Company may request brokers, dealers or other nominees to send proxy materials to and obtain proxies from their principals and the Company may reimburse such persons for their reasonable expenses.

                                OTHER BUSINESS

Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment.

                                   APPENDIX A

                        NEUTRAL POSTURE ERGONOMICS, INC.

                          1997 OMNIBUS SECURITIES PLAN

      The name of the plan is the NEUTRAL POSTURE ERGONOMICS, INC. 1997 OMNIBUS SECURITIES PLAN (the "PLAN"). The Plan was adopted by the Board of Directors of NEUTRAL POSTURE ERGONOMICS, INC., a Texas corporation (hereinafter called the "COMPANY"), effective as of September 22, 1997 and was approved by the Company's shareholders on September 22, 1997.

                                    ARTICLE 1
                                     PURPOSE
      The purpose of the Plan is to attract and retain the services of key management employees of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock or whether granted singly, or in combination, or in tandem, that will

            (a) increase the interest of such persons in the Company's welfare;

            (b) furnish an incentive to such persons to continue their services for the Company; and

            (c) provide a means through which the Company may attract able persons as employees.

      With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 ACT"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void AB INITIO, to the extent permitted by law and deemed advisable by the Committee.

                                    ARTICLE 2
                                   DEFINITIONS

      For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

      2.1 "AWARD" means the grant of any Incentive Stock Option, Non-qualified Stock Option, Restricted Stock or SAR whether granted singly, in combination or in tandem (each individually referred to herein as an "INCENTIVE").

      2.2 "AWARD AGREEMENT" means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

      2.3 "AWARD PERIOD" means the period during which one or more Incentives granted under an Award may be exercised.

      2.4 "BOARD" means the board of directors of the Company.

      2.5 "CHANGE OF CONTROL" means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company's Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "CONTINUING DIRECTORS") who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of twenty percent (20%) of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, PROVIDED, HOWEVER, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquiror is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or
(vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

      2.6 "CODE" means the Internal Revenue Code of 1986, as amended.

      2.7 "COMMITTEE" means the committee appointed or designated by the Board to serve as the Compensation Committee of the Board to administer the Plan in accordance with ARTICLE 3 of this Plan.

      2.8 "COMMON STOCK" means the voting common stock, par value $.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

      2.9 "COMPANY" means Neutral Posture Ergonomics, Inc., a Texas corporation, and any successor entity.

      2.10 "DATE OF GRANT" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of shareholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

      2.11 "EMPLOYEE" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Company or any Subsidiary of the Company.

      2.12 "FAIR MARKET VALUE" of a share of Common Stock means the closing price per share as reported on the Nasdaq National Stock Market on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

      2.13 "INCENTIVE STOCK OPTION" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted to a Participant pursuant to this Plan.

      2.14 "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an Employee and who satisfies the requirements of Rule 16b-3(b)(3) promulgated under the 1934 Act or any successor provision.

      2.15 "NON-QUALIFIED STOCK OPTION" or "NQSO" means a non-qualified stock option granted to a Participant pursuant to this Plan.

      2.16 "OPTION PRICE" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

      2.17 "PARTICIPANT" shall mean a person to whom an Award is granted under this Plan.

      2.18 "PLAN" means this Neutral Posture Ergonomics, Inc. 1997 Omnibus Securities Plan, as amended from time to time.

      2.19 "REPORTING PARTICIPANT" means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

      2.20 "RESTRICTED STOCK" means the restricted stock granted to a Participant pursuant to this Plan.

      2.21 "RESTRICTED STOCK PRICE" means the price which must be paid by a Participant to purchase a share of Restricted Stock.

      2.22 "RETIREMENT" means any Termination of Service solely due to retirement upon attainment of age 62, or permitted early retirement as determined by the Committee.

      2.23 "SAR" means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares granted to a Participant pursuant to this Plan.

      2.24 "SAR PRICE" means the Fair Market Value of each share of Common Stock covered by an SAR, determined on the Date of Grant of the SAR.

      2.25 "STOCK OPTION" means a Non-qualified Stock Option or an Incentive Stock Option.

      2.26 "SUBSIDIARY" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and
(iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "SUBSIDIARIES" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

      2.27 "TERMINATION OF SERVICE" occurs when a Participant who is an Employee of the Company or any Subsidiary shall cease to serve as an Employee of the Company and its Subsidiaries, for any reason.

      2.28 "TOTAL AND PERMANENT DISABILITY" means a Participant is qualified for long-term disability benefits under the Company's disability plan or insurance policy; or, if no such plan or policy is then in existence, that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee; PROVIDED THAT, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

                                    ARTICLE 3
                                 ADMINISTRATION

    The Plan shall be administered by a committee appointed by the Board (the "Committee"). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

      Membership on the Committee shall be limited to those members of the Board who are Non-employee Directors and who are "OUTSIDE DIRECTORS" under Section 162(m) of the Code. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

      The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive, two or more Incentives granted in combination, or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).

      The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

      With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "APPLICABLE LAW"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

                                    ARTICLE 4
                                   ELIGIBILITY

      Any Employee (including an Employee who is also a director or an officer), director or consultant of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, director, or consultant of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees, directors, or consultants, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees, directors, or consultants who receive, or are eligible to receive, Awards under the Plan.

                                    ARTICLE 5
                             SHARES SUBJECT TO PLAN

      Subject to adjustment as provided in ARTICLES 13 AND 14, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) two hundred thousand (200,000) shares; plus (b) shares of Common Stock previously subject to Awards which are forfeited, terminated, settled in cash in lieu of Common Stock, or exchanged for Awards that do not involve Common Stock, or expired unexercised.

      Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

                                    ARTICLE 6
                                 GRANT OF AWARDS

      6.1 IN GENERAL. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company's shareholders for approval; however, the Committee may grant Awards under the Plan prior to the time of shareholder approval. Any such Award granted prior to such shareholder approval shall be made subject to such shareholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

      If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

      6.2 MAXIMUM ISO GRANTS. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option shall be a Non-qualified Stock Option.

      6.3 MAXIMUM INDIVIDUAL GRANTS. No participant may receive during any fiscal year of the Company Awards covering an aggregate of more than One Hundred Thousand (100,000) shares of Common Stock.

      6.4 RESTRICTED STOCK. An Award of Restricted Stock shall entitle the Participant to acquire shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on, among other things, achievement of pre-established performance goals and objectives.

      6.5 SAR. An SAR shall entitle the Participant at his election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

      6.6 TANDEM AWARDS. The Committee may grant two or more Incentives in one Award in the form of a "TANDEM AWARD," so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and an SAR are issued in a tandem award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

                                    ARTICLE 7
                 RESTRICTED STOCK PRICE; OPTION PRICE; SAR PRICE

      The Restricted Stock Price for any share of Restricted Stock shall be at par value or other price determined by the Committee. The Option Price for a Non-qualified Stock Option shall be such price as determined by the Committee; provided, however, such Option Price shall not be less than the par value per share of the Common Stock. The Option Price for an Incentive Stock Option and the SAR Price for any share of Common Stock subject to an SAR shall be at least one hundred percent (100%) of the Fair Market Value of the share on the Date of Grant. If an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

                                    ARTICLE 8
                              AWARD PERIOD; VESTING

      8.1 AWARD Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service in accordance with this ARTICLE 8 AND ARTICLE 9. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

      8.2 VESTING. The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events or the attainment of pre-established goals, objectives and other conditions, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be exercised.

                                    ARTICLE 9
                             TERMINATION OF SERVICE

      In the event of Termination of Service of a Participant, an Incentive may only be exercised as determined by the Committee and provided in the Award Agreement.

                                   ARTICLE 10
                              EXERCISE OF INCENTIVE

      10.1 IN GENERAL. A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in ARTICLE
9. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.

      In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock. The granting of an Incentive shall impose no obligation upon the Participant to exercise that Incentive.

      (A) STOCK OPTIONS. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "EXERCISE DATE") which shall be at least three
(3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

      Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Common Stock may be terminated by the Company.

      (B) SARS. Subject to the conditions of this Section 10.1(b) and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the "EXERCISE DATE") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

      (C) RESTRICTED STOCK. Subject to such administrative regulations as the Committee may from time to time adopt and upon the satisfaction of any conditions on which the Restricted Stock becomes vested, the Participant can exercise an Award of Restricted Stock by delivering a written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Award of Restricted Stock is to be exercised and the date of exercise thereof (the "EXERCISE DATE") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Restricted Stock Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) by the Participant delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the Participant chooses to pay the purchase price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, or (c) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

      Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the issuance or purchase of shares of Common Stock thereunder, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Common Stock may be terminated by the Company.

      10.2 DISQUALIFYING DISPOSITION OF ISO. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

                                   ARTICLE 11
                           AMENDMENT OR DISCONTINUANCE

      Subject to the limitations set forth in this ARTICLE 11, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this ARTICLE 11 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE 12
                                      TERM

      The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on September 22, 2007, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE 13
                               CAPITAL ADJUSTMENTS

      If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

            (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

            (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

            (iii) Appropriate adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price.

            (iv) Appropriate adjustments shall be made in the number of shares of Common Stock and the Restricted Stock Price thereof then subject to purchase pursuant to each Award of Restricted Stock previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Restricted Stock Price.

      Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, or (iii) the number of or Restricted Stock Price of shares of Common Stock then subject to outstanding Awards of Restricted Stock granted under the Plan.

      Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall mail to each affected Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

                                   ARTICLE 14
                          RECAPITALIZATION, MERGER AND
                        CONSOLIDATION; CHANGE IN CONTROL

            (a) The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            (b) Subject to any required action by the shareholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

            (c) In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the shareholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Incentives may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Incentives.

            (d) In the event of a Change of Control, then, notwithstanding any other provision in this Plan to the contrary, all unmatured installments of Incentives outstanding shall thereupon automatically be accelerated and exercisable in full. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

                                   ARTICLE 15
                           LIQUIDATION OR DISSOLUTION

      In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices, SAR Prices or Restricted Stock Prices then in effect with respect to each Award of Stock Option, SAR, or Restricted Stock shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

                                   ARTICLE 16
                         INCENTIVES IN SUBSTITUTION FOR
                    INCENTIVES GRANTED BY OTHER CORPORATIONS

      Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become management Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

      17.1 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

      17.2 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

      17.3 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

      17.4 EFFECT OF THE PLAN. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

      17.5 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

      17.6 TAX REQUIREMENTS. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option or SAR pursuant to
Section 17.7, the Participant who assigns the Non-qualified Stock Option or SAR shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option or SAR by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company's withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

      17.7 ASSIGNABILITY. Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 17.7 that is not required for compliance with Section 422 of the Code. The Committee may, in its discretion, authorize all or a portion of a Non-qualified Stock Option or SAR to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant ("IMMEDIATE FAMILY MEMBERS"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, PROVIDED THAT (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Non-qualified Stock Option or SAR is granted must be approved by the Committee and must expressly provided for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Non-qualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of ARTICLES 10, 11, 13, 15 AND 17 hereof the term "PARTICIPANT" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option or SAR that has been transferred by a Participant under this Section 17.7.

      17.8 USE OF PROCEEDS. Proceeds from the sale of shares of Common Stock pursuant to incentives granted under this Plan shall constitute general funds of the Company.

      17.8 LEGEND. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

      "Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

On the reverse:

      "The shares of stock evidenced by this certificate are subject to and transferrable only in accordance with that certain Neutral Posture Ergonomics, Inc. 1997 Omnibus Securities Plan, a copy of which is on file at the principal office of the Company in Bryan, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan."

      The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

      "Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the

      Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

      A copy of this Plan shall be kept on file in the principal office of the Company in Bryan, Texas.

                          * * * * * * * * * * * * * * *


      IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of September 22, 1997 by its duly authorized representative pursuant to prior action taken by the Board.


                                           NEUTRAL POSTURE ERGONOMICS, INC.

                                           By: /s/ REBECCA E. BOENIGK
                                           Name:   Rebecca E. Boenigk
                                           Title:  Chief Executive Officer

                               FRONT SIDE OF PROXY
REVOCABLE                                                             REVOCABLE
PROXY                                                                     PROXY

                        NEUTRAL POSTURE ERGONOMICS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoint(s) Rebecca E. Boenigk and Gregory A. Katt, or either of them, with full power of substitution and resubstitution, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present, to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Neutral Posture Ergonomics, Inc. (the "COMPANY") to be held on November 10, 1999, at the Westin Park Central at 12070 Merit Drive, Dallas, Texas 75251 at 11:00 a.m., local time, and any and all adjournments, continuations and postponements thereof (the "ANNUAL MEETING"), including (without limiting the generality of the foregoing) to vote and act as follows on the reverse side.

    The Board of Directors recommends a vote FOR the election of the nominee for director and FOR each of the other proposals. This proxy, when property executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR all proposals presented.


 PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY   -------------
       USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.               | SEE REVERSE |
    NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.     |     SIDE    |
                                                                  -------------

                (Continued and to be signed on the reverse side)





--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                               BACK SIDE OF PROXY
                        NEUTRAL POSTURE ERGONOMICS, INC.
        PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY.[ ]


                                                         For   Withhold
1.  ELECTION OF ONE CLASS II DIRECTOR-                   [ ]      [ ]
    Nominee:  Jaye E. Congleton

                                                         For   Against   Abstain
2.  Approval of the Neutral Posture Ergonomics, Inc.     [ ]     [ ]       [ ]
    1997 Omnibus Securities Plan.

                                                         For   Against   Abstain
3.  Ratification of appointment of Deloitte & Touche     [ ]     [ ]       [ ]
    LLP as independent public Accountants for the fiscal year ending June 30, 2000.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


                                              Mark here for address change.  [ ]

                                              New Address: _____________________

                                              __________________________________

                                              __________________________________

                                                  Dated: _________________, 1999


                                              Signature(s)

                                              __________________________________

                                              __________________________________


                                              Please sign exactly as your name
                                              appears on your stock certificate.
                                              If shares are held by joint
                                              tenants, both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee, or
                                              guardian, please give full title
                                              as such. If shares are held of
                                              record by a corporation, please
                                              sign in full corporate name by
                                              president or other authorized
                                              officer. If shares are held of
                                              record by a partnership, please
                                              sign in full partnership name by
                                              an authorized signatory.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


Dear Shareholder(s):

      Enclosed you will find material relative to the Company's 1999 Annual Meeting of Shareholders. The Notice of Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

      Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.

NEUTRAL POSTURE ERGONOMICS, INC